Exhibit 10.5

CALGON CARBON CORPORATION

3000 GSK Drive

Moon Township, PA 15108

2008 Equity Incentive Plan

Agreement for Non-Statutory Stock Options

CALGON CARBON CORPORATION, a Delaware corporation (the “Corporation”), and [•], an employee of the Corporation or a subsidiary of the Corporation (the “Optionee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1.             Grant of Option.  The Corporation hereby confirms the grant to the Optionee effective on [•] (the “Grant Date”) of an option (the “Option”) to purchase [•] shares of the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) at an option price per share of $[•], under and subject to the terms and conditions of the Corporation’s 2008 Equity Incentive Plan, as amended (the “Plan”) and this Agreement.  The Plan is incorporated by reference and made a part of this Agreement as though set forth in full.  Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.

The Option confirmed hereby is a “non-statutory” stock option and this is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to the provisions of this Agreement and Sections 5.4, 5.8 and 11 of the Plan, the Option shall become exercisable according to the following vesting schedule:

•                                          50% of the Option will vest upon the 1st anniversary of the Grant Date; and

•                                          an additional 50% of the Option will vest upon the 2nd anniversary of the Grant Date.

provided that the Optionee is employed by the Corporation on any such anniversary, with all fractional shares, if any, vesting as whole shares upon the last vesting date.  To the extent vested, the Option may be exercised in whole or in part.

Section 5.8 of the Plan sets forth certain termination provisions with respect to the Option in the case of termination of employment of the Optionee; provided, however, that the definition of “retirement” as set forth in the Plan shall not apply and instead retirement shall mean if an Optionee voluntarily terminates his or her employment (a) at age 65 or older or (b) at age 55 or older if he or she has completed at least 15 years of continuous employment with the Company or its affiliates.

Subject to earlier termination under Section 5.8 of the Plan, the Option may not be exercised after [•].  The Option must be exercised for at least one hundred (100) shares of Common Stock, or, if the number of shares subject to the unexercised portion of the Option is less than 100, all of the remaining shares subject to the Option.

2.             Acceptance of Grant of Option.  The Optionee accepts the grant of the Option confirmed hereby, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of the Plan and this Agreement, as the Plan may be modified or amended from time to time; provided, however, that no termination, modification or amendment of the Plan shall, without the consent of the Optionee, adversely affect the rights of the Optionee with respect to the Option.

3.             Option Not Transferable.  The Option shall not be transferable otherwise than by Will or by the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee.

4.             Procedure for Exercise of Option, The Option may be exercised only by execution and delivery by the Optionee to the Corporation of an exercise form or forms prescribed by the Company.  Each exercise form must set forth the number of whole shares of Common Stock as to which the Option is exercised, must be dated and signed by the person exercising the Option and must be accompanied by cash in United States dollars (including check, bank draft or money order or cash forwarded through a broker or other agent-sponsored exercise or financing program), shares of already-owned Common Stock at the fair market value of such shares on the date of exercise, or any combination of cash and such shares, in the amount of the full purchase price for the number of shares of Common Stock as to which the Option is exercised; provided, however, that any portion of the option price representing a fraction of a share shall be paid by the Optionee in cash.

The Corporation shall advise any person exercising the Option in whole or in part with shares of already-owned Common Stock as to the amount of any cash required to be paid to the Corporation representing a fraction of a share, and such person will be required to pay any such cash directly to the Corporation before any distribution of certificates representing shares of Common Stock will be made.  The person exercising the Option shall deliver an executed Assignment Separate from Certificate with respect to each stock certificate delivered in payment of the option price.  If required by the Corporation, the signature on all Assignments Separate from Certificate must be guaranteed by a commercial bank or trust company, by a firm having membership in the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or by any other person acceptable to the Corporation’s Transfer Agent.

The person exercising the Option may choose to exercise the Option by participating in a broker or other agent-sponsored exercise or financing program.  If the person so chooses, the Corporation will deliver only the shares of the Common Stock acquired pursuant to the exercise of the Option to the broker or other agent, as designated by the person exercising the Option, and will cooperate with all other reasonable procedures of the broker or other agent to permit participation in the sponsored exercise or financing program.  Notwithstanding any procedures of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, no exercise of an Option shall be deemed to occur and no shares of the Common Stock will be issued or delivered until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent.

If a person other than the Optionee exercises the Option, the exercise material must include proof satisfactory to the Corporation of the right of such person to exercise the Option.

The exercise material should be hand delivered to the General Counsel at the Corporation or mailed to the Corporation at the address set forth on the cover page of this Agreement, Attention: General Counsel.  In the case of hand delivery, the date of exercise is the date on which the exercise form or forms, proof of right to exercise (if required) and payment of the option price in cash or shares of already-owned Common Stock are hand delivered.  In the case of mailing, the date of exercise is the date of the receipt by the Company of the envelope containing the exercise form or forms, proof of right to exercise (if required) and payment.  For purposes of determining the date of exercise where payment of the option price is made in shares of already-owned Common Stock, any cash required to be paid to the Corporation with respect to a fraction of a share shall not be taken into account in determining whether payment of the option price has been made.  If exercise is made by mail and the option price is paid in whole or in part with shares of already-owned Common Stock, the executed Assignments Separate from Certificate should be mailed to the Corporation at the same time in a separate envelope from the other exercise material.

5.             Determination of Fair-Market Value.  For purposes of this Agreement, the fair market value of the Common Stock shall be determined as provided in Section 1.2(i) of the Plan.

6.             Issuance of Certificates.  Subject to Section 4 of this Agreement and this Section 6, the Corporation will issue a certificate or certificates representing the number of shares of Common Stock to which the person exercising the Option is entitled or credit such shares to a book-entry account for such person as soon as practicable after the date of exercise.  Unless the person exercising the Option otherwise directs the Corporation in writing, the shares will be registered in the name of the person exercising the Option and delivered to such person.(1)  If the Option is exercised and the option price is paid in whole or in part with shares of already-owned Common Stock, the Corporation will issue at the same time and return to the person exercising the Option a certificate representing the number of any excess shares included in any certificate or certificates delivered to the Corporation at the time of exercise.

Under Section 10 of the Plan, the obligation of the Corporation to deliver shares on exercise of an option is subject to the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel to the Corporation.  If at the time of exercise of the Option, no such Registration Statement is in effect, the issuance or delivery of shares on exercise of the Option may also be made subject to such restrictions on the transfer of the shares, including the placing of an appropriate legend on the certificates restricting the transfer thereof, and to such other restrictions as the Committee, on the advice of counsel, may deem necessary or appropriate to prevent a violation of applicable securities laws.

7.             Forfeiture and Recoupment.  If during the course of Optionee’s employment with the Corporation or within eighteen (18) months after termination of such employment, Optionee engages in certain activities described in Section 2.4 of the Plan, the Corporation may cancel all or any portion of this Option with respect to the shares not yet exercised and/or require repayment of any shares (or the value thereof) or amounts which were acquired from exercise of the Option.  The Corporation shall have sole discretion to determine what constitutes such conduct.

8.             Interpretation of Plan and Agreement.  This Agreement is the written agreement referred to in Section 2.5 of the Plan.  If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control.  However, there may be provisions in this Agreement not contained in the Plan, which provisions shall nevertheless be effective.  In addition, to the extent that provisions in the Plan are expressly modified for purposes of this Agreement and the same is permitted under the Plan, the provisions of this Agreement shall

(1)                                     If the person exercising the Option directs the Corporation to register the Common Stock in the name of another, the person exercising the Option should consult his or her tax advisor on the gift tax implications of such registration.

control.  Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes.

9.             Effect of Agreement on Rights of Corporation and Optionee.  This Agreement does not confer any right on the Optionee to continue in the employ of the Corporation or a subsidiary of the Corporation or interfere in any way with the rights of the Corporation or a subsidiary of the Corporation to terminate the employment of the Optionee.

10.          Effect of Agreement on Other Employee Benefit Plans of the Corporation.  The Optionee hereby acknowledges and agrees that no amount of income received by the Optionee under this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or a subsidiary of the Corporation (notwithstanding the definition of compensation provided such plans).

11.          Binding Effect.  This Agreement shall be binding upon the successors and assigns of the Corporation and upon the legal representatives, heirs and legatees of the Optionee.

12.          Entire Agreement.  This Agreement constitutes the entire agreement between the Corporation and the Optionee and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Optionee with respect to the subject matter of this Agreement.

13.          Amendment.  This Agreement may be amended only by a written instrument signed by the Corporation and the Optionee.

14.          Section Headings The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

15.          Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

IN WITNESS WHEREOF, the Corporation and the Optionee have executed this Agreement as of the [•] day of [•].

CALGON CARBON CORPORATION

By:

OPTIONEE: